EXHIBIT 10.18

WARWICK COMMUNITY BANCORP, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR FRED G. KOWAL

EFFECTIVE JANUARY 1, 2003

Purpose

            The purpose of the Plan is to provide supplemental retirement benefits to Mr. Kowal, who contributes materially to the continued growth, development and future business success of Warwick Community Bancorp, Inc. and its Affiliates. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

Definitions

            For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

"Affiliates" shall mean any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

"Annual Benefit" shall be equal to the percent of the Participant's Final Average Compensation set forth in the Participant's Plan Agreement times the number of the Participant's Years of Credited Service set forth in the Participant's Plan Agreement, calculated through the last day of the month in which the Participant experiences a Termination of Employment. The Participant's Annual Benefit shall not exceed any maximum Annual Benefit set forth in his Plan Agreement, nor be less than any minimum Annual Benefit set forth in his Plan Agreement.

"Beneficiary" shall mean one or more persons, estates or other entities, designated in accordance with the Article 9, that are entitled to receive benefits under the Plan upon the death of the Participant.

"Beneficiary Designation Form" shall mean the form established from time to time by the Committee that the Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

"Board" shall mean the board of directors of the Company.

"Change of Control" shall have the same meaning as in the Employment Agreement.

"Claimant" shall have the meaning set forth in Section 13.1.

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"Code" shall mean the Internal Revenue Code 1986, as it may be amended from time to time.

"Committee" shall mean the committee described in Article 11.

"Company" shall mean Warwick Community Bancorp, Inc.

"Early Retirement Date" shall mean the later of (i) the date that the Participant elects in his Plan Agreement to have his Early Retirement Monthly Benefit commence under this Plan, which date is prior to the Participant's Normal Retirement Date and no earlier than the date the Participant will attain age 60, and (ii) the date of the Participant's Termination of Employment.

"Early Retirement Monthly Benefit" shall mean a monthly amount equal to the Equivalent Actuarial Value of the Participant's Monthly Benefit (reflecting the commencement of benefits on the Participant's Early Retirement Date rather than his Normal Retirement Date).

"Employment Agreement" means the employment agreement, dated May 1, 2001 between the Company and Fred G. Kowal, as amended.

"Equivalent Actuarial Value" shall mean, unless otherwise specified in the Plan Agreement, a benefit of equivalent value to another form of benefit, computed using an interest rate equal to the annual interest rate on 5-year Treasury securities for the month of November before the date of determination as specified in the Federal Reserve Board statistical release, provided that, for any date of determination before January 1, 2006, the interest rate may not exceed 4%.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

"Final Average Compensation" shall mean the amount set forth in the Participant's Plan Agreement.

"Monthly Benefit" shall mean one twelfth (1/12) of the Participant's Annual Benefit.

"Normal Retirement Date" shall mean the later of (i) the date of the Participant's Termination of Employment or (ii) the Participant's attainment of age sixty-two (62).

"Participant" shall mean Fred G. Kowal, Chairman and Chief Executive Officer of the Company. A spouse or former spouse of the Participant shall not be treated as the Participant in the Plan or have an Annual Benefit under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

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"Payout Period" shall mean the number of consecutive months set forth as the Payout Period in the Participant's Plan Agreement, commencing on the first day of the calendar month next following the first to occur of the Participant's Normal Retirement Date or Early Retirement Date (except as otherwise provided in Section 3.3.

"Plan" shall mean this Supplemental Executive Retirement Plan, which shall be evidenced by this instrument and by the Plan Agreement, as they may be amended from time to time.

"Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and the Participant. Should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. Any Plan Agreement may limit the benefits otherwise provided under the Plan.

"Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

"Termination of Employment" shall mean the severing of employment with the Company and its Affiliates.

"Trust" shall mean any trust established between the Company and the trustee named therein to provide benefits hereunder, as amended from time to time.

"Years of Credited Service" shall mean the total number of Plan Years (or fraction thereof determined on a months basis) taken into account under the Participant's Plan Agreement for purposes of calculating the Participant's Annual Benefit.

ARTICLE 2

Enrollment; Eligibility

2.1	Enrollment Requirements. As a condition to participation, the Participant shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.

2.2	Eligibility; Commencement of Participation. Provided the Participant has met all enrollment requirements, including returning all required documents to the Committee, the Participant shall commence participation in the Plan on the date his Plan Agreement is executed by the Company.

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2.3	Termination of Participation. If the Committee determines in good faith that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) cease further benefit accruals hereunder and/or (ii) immediately distribute the Equivalent Actuarial Value of the Monthly Benefits over the Payout Period, determined as if the Participant experienced a Termination of Employment, and terminate the Participant's participation herein.

ARTICLE 3

Benefits

3.1	Benefits. Upon the Participant's Normal Retirement Date, the Company shall pay the Monthly Benefit to him during the Payout Period; provided that, if the Participant's Early Retirement Date sooner occurs, the Company shall pay the Early Retirement Monthly Benefit to him during the Payout Period.

3.2	Effect of Death.
	(a)	If the Participant dies before a Termination of Employment, he shall be credited with three additional Years of Credited Service.

(b)	If the Participant dies after he has commenced receiving benefits under Section 3.1, then any unpaid Monthly Benefits will be paid to the Participant's designated Beneficiary(ies) over the remainder of the Payout Period.

3.3	Acceleration of Benefits. The Committee may accelerate the payment of the Participant's Monthly Benefits at such time and in such manner as the Committee may determine, in which case the accelerated benefit shall be equal to the Equivalent Actuarial Value of such unpaid Monthly Benefits.

3.4	Tax Withholding from Distributions. The Company, an Affiliate, or the trustee of the Trust, if applicable, shall withhold from any payments made to the Participant all federal, state and local income, employment and other taxes required to be withheld by the Company, an Affiliate, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust, if applicable.

ARTICLE 4

In-Service Withdrawals and Distributions

            No in-service withdrawals or distributions are permitted under the Plan.

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ARTICLE 5

Vesting

            The Participant shall be fully vested in his Monthly Benefit at all times, subject to forfeiture as provided in the Plan Agreement.

ARTICLE 6

Participant Contributions

            Participant contributions are neither permitted nor required under the Plan.

ARTICLE 7

Funding

7.1	Funding Generally. The Company's and its Affiliate's obligations under the Plan shall be an unfunded and unsecured promise to pay. The Company and its Affiliates shall not be obligated under any circumstances to fund in advance its obligations under the Plan, and when the benefit amount is paid it shall be expensed out of the general assets of the Company and its Affiliates.

7.2	Option to Fund Informally. Notwithstanding Section 7.1, the Company and its Affiliates may, at its sole option, or by agreement, informally fund its obligations under the Plan in whole or in part, provided, however, that in no event shall such informal funding be construed to create any trust fund, escrow account or other security for the Participant or Beneficiary with respect to the payment of any benefit under the Plan, other than as permitted by Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans.

ARTICLE 8

Beneficiary Designation

8.1	Beneficiary. The Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon his death. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designated under any other plan of the Company or its Affiliates in which the Participant participates.

8.2	Beneficiary Designation: Change; Spousal Consent. The Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Committee. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by his spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his death.

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8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee.
8.4	No Beneficiary Designation. If the Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant's estate.

8.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company and its Affiliates to withhold such payments until this matter is resolved to the Committee's satisfaction.

8.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and its Affiliates and the Committee from all further obligations under the Plan with respect to the Participant.

ARTICLE 9

Leave of Absence

            If the Participant is authorized by the Company or its Affiliates for any reason to take a leave of absence from employment with the Company or its Affiliates, he shall continue to be considered employed by the Company during such leave of absence (and therefore not to have experienced a Termination of Employment) and service during the leave of absence shall be credited for purposes of determining the Participant's Years of Credited Service.

ARTICLE 10

Termination, Amendment or Modification

10.1	Termination. Although the Company anticipates that it will continue as a sponsor of the Plan for an indefinite period of time, there is no guarantee that it

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will continue as a sponsor of the Plan or will not terminate its sponsorship of the Plan at any time in the future. Accordingly, the Company reserves the right to terminate its sponsorship of the Plan at any time by action of the Board. Upon termination of sponsorship of the Plan by the Company, the Annual and Monthly Benefit shall be determined as if the Participant had experienced a Termination of Employment on the date Plan sponsorship is terminated. Monthly Benefits shall be paid as provided in Article 3; however, after a Change of Control, the Company and its Affiliates shall be required to pay the Equivalent Actuarial Value of the Monthly Benefits for the Payout Period in a lump sum. The termination of sponsorship of the Plan or the termination of the Plan shall not adversely affect the Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Company shall have the right to accelerate payments without a premium or prepayment penalty by paying the Equivalent Actuarial Value of the remaining benefits in a lump sum.

10.2	Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by action of the Board; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of the Participant's Annual Benefit determined at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect the Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company or an Affiliate shall have the right to accelerate payments without a premium or prepayment penalty by paying the Equivalent Actuarial Value of the remaining benefits in a lump sum.

10.3	Effect of Payment. The full payment of the applicable benefit under the Plan shall completely discharge all obligations to the Participant and his designated Beneficiaries under the Plan.
ARTICLE 11 Administration
11.1	Committee Duties. The Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. The Committee shall have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by the Participant or the Company, but the Participant shall not be a member of the Committee.

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11.2	Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company and its Affiliates.

11.3	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan; provided, however, that if, after the occurrence of a Change of Control, any dispute, controversy or claim arises between the Participant and the Company out of or relating to or concerning the provisions of the Plan, such dispute, controversy or claim shall be finally settled by a court of competent jurisdiction in the State of New York which, notwithstanding the provisions of this section or any other provision of the Plan, shall apply a de novo standard of review to any determination made by the Company, the Board or the Committee.

11.4	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, and any person to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of gross misconduct by the Committee or any of its members or any such delegate.

11.5	Information. To enable the Committee to perform its functions, the Company and its Affiliates shall supply full and timely information to the Committee as the Committee may reasonably request.
ARTICLE 12 Other Benefits and Agreements
            The benefits provided for the Participant or the Participant's Beneficiary under the Plan are in addition to any other benefits available to him under any other plan or program sponsored by the Company or its Affiliates. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided therein.

ARTICLE 13 Claims Procedures
13.1	Presentation of Claim. The Participant or Beneficiary of the deceased Participant (the Participant or Beneficiary being referred to below as "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

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13.2	Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:
	(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant;

		(i)	the specific reason(s) for the denial of the claim, or any part of it;
		(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
		(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
		(iv)	an explanation of the claim review procedure set forth in Section 13.3 below.
13.3	Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

		(a)	may review pertinent documents;
		(b)	may submit written comments or other documents; and/or
		(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
13.4	Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

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	(a)	specific reasons for the decision;
	(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
	(c)	such other matters as the Committee deems relevant.
13.5	Legal Action. A Claimant's compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 14 Trust
14.1	Establishment of the Trust. The Company or its Affiliates may establish the Trust upon such terms as it deems appropriate.
14.2	Interrelationship of the Plan and the Trust. The provisions of the Plan, including the Participant's Plan Agreement, shall govern his rights to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, its Affiliates, the Participant and the creditors of the Company and its Affiliates to the assets transferred to the Trust. The Company and its Affiliates shall at all times remain liable to carry out its obligations under the Plan.

14.3	Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable trust agreement.

14.4	Distributions From the Trust. The Company and its Affiliates' obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust and any such distribution shall reduce the Company's and its Affiliates' obligations under the Plan.

ARTICLE 15 Miscellaneous
15.1	Status of Plan. The Plan intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

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15.2	Unsecured General Creditor. The Participant and his Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or its Affiliates. For purposes of the payment of benefits under the Plan, any and all assets of the Company or its Affiliates shall be, and remain the general, unpledged and unrestricted assets of such entity. The Company's and its Affiliates' obligation under the Plan shall be merely of an unfunded and unsecured promise to pay money in the future.

15.3	Liability. The Company's or its Affiliates' liability for the payment of benefits shall be defined only by the Plan including the Participant's Plan Agreement. The Company or its Affiliates shall have no obligation to the Participant under the Plan except as expressly provided in the Plan, including the Participant's Plan Agreement.

15.4	Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance allowed by the Participant or any other person, be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5	Not a Contract of Employment. The terms and conditions of the Plan, including the Participant's Plan of Agreement, shall not be deemed to constitute a contract of employment between the Company or its Affiliates and the Participant. Nothing in the Plan shall be deemed to give the Participant the right to be retained in the service of the Company or its Affiliates or to interfere with the right of the Company or its Affiliates to discipline or discharge him at any time.

15.6	Furnishing Information. The Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to, taking such physical examinations as the Committee may deem necessary.

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15.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8	Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
15.9	Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of New York without regard to its conflicts of laws and principles.

15.10	Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below.
Board of Directors Warwick Community Bancorp, Inc. 18 Oakland Avenue Warwick, New York 10990
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to his last known address.

15.11	Successors. The provisions of the Plan shall bind and inure to the benefit of the Company or its Affiliates, and their successors and assigns and the Participant and the Participant's designated Beneficiaries.

15.12	Spouse's Interest. The interest in the benefits hereunder of a spouse of the Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including, but not limited to, such spouse's will, nor shall such interest pass under the laws of intestate succession.

15.13	Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be constructed and enforced as if such illegal or invalid provision had never been inserted herein.

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15.14	Incompetent. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of the Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion shall have the right, notwithstanding any election made by the Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

15.16	Distribution in the Event of Taxation. If, for any reason, all or any portion of the Participant's benefits under the Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change of Control, shall be granted), the Company or an Affiliate shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed the Participant's Equivalent Actuarial Value of his unpaid remaining benefits). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under the Plan.

15.17	Insurance The Company or its Affiliates, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as it may choose. The Company or its Affiliates or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and the Participant shall at the request of the Company submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company or its Affiliates has applied for insurance.

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15.18	Legal Fees to Enforce Rights After Change of Control. The Company is aware that upon the occurrence of a Change of Control, the Board (which might then be comprised of new members) or stockholders of the Company, its Affiliates, or of any successor corporation, might then cause or attempt to cause the Company, its Affiliates, or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or its Affiliates to institute, or may institute, litigation seeking to deny the Participant the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change of Control, it should appear to the Participant that the Company, its Affiliates, or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder, or, if the Company, its Affiliates, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from the Participant the benefits intended to be provided, then the Company and its Affiliates irrevocably authorize the Participant to retain counsel of his reasonable choice at the reasonable expense of the Company or its Affiliates to represent him in connection with the good faith initiation or defense of any litigation or other legal action, whether by or against the Company, its Affiliates, or any director, officer, stockholder or other Affiliate of the Company or any successor thereto in any jurisdiction; provided, however, that in the event a court of competent jurisdiction in the State of New York determines that the Participant initiated the litigation frivolously or in bad faith, neither the Company nor its Affiliates will bear the expense of the Participant's legal fees.

            The Company has signed the Plan as of _____________, 2003.

WARWICK COMMUNITY BANCORP, INC. By: ____________________________ Name: ____________________________ Title: ____________________________

December , 2003

Mr. Fred G. Kowal,
       Rutland Road,
              Glen Rock, NJ 07452.

Re:	Warwick Community Bancorp, Inc. Supplemental Executive Retirement Plan Agreement and Beneficiary Designation

Dear Fred:

            Warwick Community Bancorp, Inc. (the "Company") is the sponsor of the Warwick Community Bancorp, Inc. Supplemental Executive Retirement Plan (the "Plan"), a copy of which is attached. By signing and returning this letter to the Board, the Company and you hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that you participate in the Plan as such Plan is currently in effect and as the same may hereafter be modified or amended (the "Plan Agreement"). You hereby acknowledge that you have been provided with a copy of the Plan as currently in effect and specifically agree to the terms and conditions thereof. You understand that your receipt of benefits under the Plan shall be subject to all provisions of the Plan. All capitalized terms not defined herein shall have the meanings assigned to them under the Plan.

            In addition to those set forth in the Plan, the following provisions apply to your entitlement to benefits under the Plan:

            1.     For purposes of determining your "Annual Benefit," you shall receive 8.33% of Final Average Compensation for each Year of Credited Service. Your maximum Annual Benefit will be $200,000.

            2.     Your "Final Average Compensation" shall be $200,000.

            3.     For purposes of determining "Years of Credited Service," you shall be credited only with (i) Years of Credited Service earned after December 31, 2002 and ending on the date of your Termination of Employment and (ii) up to three additional Years of Credited Service that may be credited to you pursuant to Section 3.2(a) of the Plan.

            4.     The Payout Period shall be 120 consecutive months.

            5.     The Payout Period may commence on a designated Early Retirement Date if you provide written notice of your election at least one year before the date you elect to have your benefits commence. You acknowledge and understand that (a) no benefit will be paid on an Early Retirement Date unless this written election is made, and (b) if benefits commence on an Early Retirement Date, your Early Retirement Monthly Benefit will be smaller than the Monthly Benefit you would have received had benefits commenced at your Normal Retirement Date, to reflect the earlier commencement of benefits.

            6.     You will be fully vested in your Monthly Benefit at all times; however, notwithstanding the foregoing if you are terminated for "cause" (as defined in Section 10(a) of your Employment Agreement), you shall forfeit any amounts payable to you under the Plan. For the avoidance of doubt, this Plan Agreement in no way affects the benefits to which you are entitled under your Employment Agreement.

            Please designate your Beneficiary(ies) on the attached Beneficiary Designation Form. You may also provide a schedule of additional primary or contingent beneficiaries, if necessary. You acknowledge that you are aware of your right to change such designation by submitting to the Committee at a subsequent time a new written designation of your primary and secondary Beneficiaries. You understand that any Beneficiary designation made subsequent to the execution of this Plan Agreement must be executed and dated by you and shall become effective only when receipt thereof is acknowledged in writing by the Committee or the Company. You acknowledge that you must designate your spouse as your sole primary Beneficiary, unless your spouse executes the attached Spousal Consent.

            You may at any time, upon written request to the Company or the Committee, obtain a copy of the Plan as then in effect.

Sincerely yours, WARWICK COMMUNITY BANCORP, INC.

By:

Name:

Title:

Accepted and Agreed:

                        Fred G. Kowal

Date: END